                                                                    EXHIBIT 21.1

                     Subsidiaries of The Coca-Cola Company

                            As of December 31, 1993

                                                                             Organized             Percentages
                                                                             Under                 of Voting
                                                                             Law of:                  Power
The Coca-Cola Company                                                        Delaware
      Subsidiaries consolidated, except as noted:
           Bottling Investments Corporation                                  Delaware                   100
               ACCBC Holding Company                                         Georgia                    100
           CRI Holdings, Inc.                                                Delaware                   100
               Caribbean Refrescos, Inc.                                     Delaware                   100
           Coca-Cola Financial Corporation                                   Delaware                   100
           Coca-Cola Interamerican Corporation                               Delaware                   100
               Montevideo Refrescos, S.A.                                    Uruguay                     55.53
               INTI S.A. Industrial y Comercial                              Argentina                   71.93
           Coca-Cola Overseas Parent Limited                                 Delaware                   100
               Coca-Cola Holdings (Overseas)                                 Delaware and               100
                Limited                                                      Australia
                   Coca-Cola Amatil Limited *                                Australia                   50.85
                     CC Amatil Betriebsorganizations
                       Ges.m.b.H.                                            Austria                    100
                   Amatil (Asia) Ltd.                                        Hong Kong                  100
                   Coca-Cola Amatil Finance Pty Ltd.                         Australia                  100
                   Amatil Investments (Singapore)
                     Pte. Ltd.                                               Singapore                  100
                     Amatil Beverages (NZ) Ltd.                              New Zealand                100
                       Coca-Cola Bottlers (Wellington)
                         Ltd.                                                New Zealand                100
                     Indonesia Bottlers Ltd NV                               Indonesia                  100
                           PT Djaya Bev. Bottling Co.                        Indonesia                   41(A)
                       PT Enam Sekewan                                       Indonesia                  100
                       Island Bottlers of Fiji Ltd.                          Fiji                       100
                       CC Amatil Holdings B.V.                               Netherlands                100
                   Associated Nominees Pty Ltd.                              Australia                  100
                   Ecks (NSW) Pty Ltd.                                       Australia                  100
                   CC Amatil Europe B.V.                                     Netherlands                100
                   CC Amatil Investments C.V.                                Netherlands                 28.1(B)
                       CCA Beverages (Hungary) Kft                           Hungary                    100
                       CCA Investments (Hungary) Ltd                         Hungary                    100
                       CCA Praha Spol SRO                                    Czechoslovakia             100
                       CCA Slovakia Spol Sro                                 Slovak Republic            100
                   Matila Insurance Pte Ltd.                                 Singapore                  100
                   Matila Nominees Pty Ltd.                                  Australia                  100
                   CCA Beverages (Brisbane) Ltd.                             Australia                  100
                       CCA Beverages (Sydney) Pty Ltd.                       Australia                  100
                       F & E Thomas Pty Ltd.                                 Australia                  100
                   CCA Beverages (NQ) Pty Ltd.                               Australia                  100


*Temporary controlling interest, carried on equity method.

                     Subsidiaries of The Coca-Cola Company

                            As of December 31, 1993


continued from page 1

                                                                             Organized             Percentages
                                                                             Under                 of Voting
                                                                             Law of:                  Power
               Coca-Cola Amatil Limited (Continued)

                 Amatil Getraenke (Wien) Ges.m.b.H.                          Austria                    100
                    Amatil Getraenke (Dornbirn)
                      Ges.m.b.H.                                             Austria                    100
                       Getraenk. Ges.m.b.H. & Co. KG                         Austria                      3.28(C)
                    Amatil Getraenke (Klagenfurt)
                       Ges.m.b.H.                                            Austria                    100
                    Amatil Getraenke (Graz)
                       Ges.m.b.H.                                            Austria                    100
                 Associated Products & Distribution                          Australia                   88.95(D)
                      Pty
                       Apand Pty Ltd.                                        Australia                  100
                       CCA Beverages Pty Ltd.                                Australia                  100
                       CCA (PNG) Pty Ltd                                     Papua New Guinea           100
                   C-C Bottlers Ltd.                                         Australia                  100
                       CCA Beverages (Adelaide) Ltd.                         Australia                  100
                       Geo Hall & Sons Ltd.                                  Australia                  100
                       Linlithgow Products (NZ) Ltd.                         New Zealand                100
                       Olympus Industries, Inc.                              USA                         85
                   Coca-Cola Holdings NZ Ltd.                                New Zealand                100
                       Oasis Enterprises Limited                             New Zealand                 50(E)
                         CCA Beverages NZ Ltd.                               New Zealand                100
                   P.T. Coca-Cola Tirtalina Bottling                         Indonesia                   49
                    Company
                      P.T. Coca-Cola Banyu Argo                              Indonesia                   80
                      P.T. Eka Ticma Manunggal                               Indonesia                   65
                        Bottling Company
                   P.T. Coca-Cola Pan Java
                    Bottling Company                                         Indonesia                   49
                       P.T. Coca-Cola Kendali Sodo                           Indonesia                   80

      A) Amatil Investments Pte. Ltd. holds an additional 49%.
      B) CC Amatil Europe BV holds 21.9% and Amatil Getraenke (Wein) Ges.m.b.H. (50%).
      C) Amatil Getraenke (Wien) Ges.m.b.H. holds an additional 16.98%.
      D) Ecks (NSW) Pty Ltd. holds an additional 11.05%.
      E) Linlithgow Products (NZ) Ltd. holds the remaining 50%.

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
                     Subsidiaries of The Coca-Cola Company

                            As of December 31, 1993


continued from page 2

                                                                             Organized             Percentages
                                                                             Under                 of Voting
                                                                             Law of:                  Power
The Coca-Cola Company (continued)

      CTI Holdings, Inc.                                                     Delaware                    100
           3300 Riverside Drive Corporation                                  Delaware                    100
           55th & 5th Avenue Corporation                                     New York                    100
      The Coca-Cola Export Corporation                                       Delaware                    100
           Barlan, Inc.                                                      Delaware                    100
               Coca-Cola Production S.A.                                     France                      100
               Varoise de Concentres S.A.                                    France                      100
                 Coca-Cola Beverages S.A.                                    France                      100
           Refreshment Product Services, Inc.                                Delaware                    100
               Coca-Cola Italia S.r.l.                                       Italy                       100
               Societa' Bevande Meridionale -
                SOBEM  S.r.l.                                                Italy                       100
               Coca-Cola Holdings (Nederland) B.V.                           Netherlands                 100
               Coca-Cola Holdings (U.K.) Limited                             United Kingdom              100
           Beverage Products Limited                                         Delaware                    100
               S.A. Coca-Cola Beverages (1991) N.V.                          Belgium                     100
           The Inmex Corporation                                             Florida                     100
           Coca-Cola S.A. Industrial, Comercial
             y Financiera                                                    Argentina                   100
           Coca-Cola Industrias Limitada                                     Brazil                      100
           Recofarma Industria Do Amazonas, Ltda.                            Brazil                      100
           Coca-Cola Ltd.                                                    Canada                      100
             Coca-Cola Foods Canada, Inc.                                    Canada                      100
           Atlantic Industries Limited                                       Cayman Islands              100
               Maksan Manisa Mesrubat
                 Kutulama Sanayi A.S.                                        Turkey                      100
           Conco Limited                                                     Cayman Islands              100
           Coca-Cola de Colombia, S.A.                                       Colombia                    100
           Coca-Cola G.m.b.H.                                                Germany                     100
            Coca-Cola Erfrischungsgetranke
             G.m.b.H.                                                        Germany                     100
            Coca-Cola Rhein-Ruhr G.m.b.H.                                    Germany                     100
           International Beverages                                           Ireland                     100
           Coca-Cola (Japan) Company, Limited                                Japan                       100
           Coca-Cola Korea Company, LTD.                                     Korea                       100
           Coca-Cola Nigeria Limited                                         Nigeria                     100
           Coca-Cola Poland, LTD.                                            Poland                      100
           Minute.Maid SA                                                    Switzerland                 100

Other subsidiaries whose combined size is not significant:

      Fifteen domestic wholly-owned subsidiaries consolidated
      Eighty-eight foreign wholly-owned subsidiaries consolidated
      Ten foreign majority-owned subsidiaries consolidated

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